Exhibit 10.33

EXECUTION VERSION

** Information marked as "[redacted**]" has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

AMENDMENT No. 2

This AMENDMENT No. 2 (the “Second Amendment”):

-	is effective as of May 12, 2014 (“Second Amendment Effective Date”);

-	is entered into by and between

DePuy Synthes Products, LLC, utilizing the Codman Neuro brand name, with a primary business address at 325 Paramount Drive, Raynham, MA 02767, a Delaware company (“DSP”),  a successor of Codman and Shurtleff, Inc. (“Codman”) with respect to the agreements that are the subject hereof, and

Synergetics USA, Inc., 3845 Corporate Centre Drive, O'Fallon, Missouri 63368, a Delaware corporation ("Synergetics");

-	further amends the Product Development and Marketing Agreement, dated as of January 1, 2009 (the “2009 Agreement”) as previously amended by the Amendment No. 1, dated as of October 21, 2009 (the “First Amendment”, which together with the 2009 Agreement shall be the “Distribution Agreement”), the Distribution Agreement having been previously entered into by and between Synergetics and Codman; and

-	further amends the Trademark License Agreement, dated as of January 1, 2009, (subject: MALIS®) as previously amended by the First Amendment (as amended, the “Trademark Agreement”), previously entered into by Synergetics and Codman.

WHEREAS, Synergetics has designed and developed certain bipolar electrosurgical forceps (as further described herein) not previously included within the scope of the Distribution Agreement, and the parties desire pursuant hereto to extend the scope of the Distribution Agreement and the Trademark Agreement to cover such forceps and such other products now enumerated in Schedule A attached hereto but which were not previously included in the respective written agreement; and

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows.

1.	Distribution Agreement. The Distribution Agreement is amended by deletion of Schedule A (Existing Products) thereof, which schedule is hereby replaced with Schedule A attached hereto and incorporated herein and incorporated into the Distribution Agreement hereby. As Schedule D (Product Specifications) is no longer applicable due to the changes in the list of Existing Products effected hereby, Schedule D is deleted. A new Schedule D may be added to the Distribution Agreement at a later date when the parties have finalized the identification of appropriate specification documents.

EXECUTION VERSION

2.	Trademark Agreement. The Trademark Agreement is amended to remove from its Schedule A (Products) those Products that were listed in any embodiment of the Distribution Agreement Schedule A (Existing Products) in existence heretofore, and further amended to insert into the Trademark Agreement Schedule A (Products) all of the Products listed in the revised Distribution Agreement Schedule A (Existing Products), as is incorporated hereby into the Distribution Agreement, and is shown in Exhibit A hereto.

3.	SPETZLER Sublicense. The sublicense under the Spetzler License Agreement granted to Codman by Synergetics in the First Amendment is amended to include within the scope thereof those Spetzler-Malis branded forceps added to the Distribution Agreement by this Second Amendment, such that all Spetzler-Malis branded forceps listed in Distribution Agreement Schedule A (shown in Exhibit A hereto) shall be included within the scope of the sublicense. For clarity regarding such sublicense, DSP shall be responsible for paying directly to the licensor (Dr. Robert F. Spetzler) the royalty due under the sublicense, based on DSP’s product sales, particularly such royalty due based upon DSP’s sales of Spetzler-Malis branded forceps.

4.	Miscellaneous Provisions.
a.	General Representation and Warranty. Each Party represents and warrants to the other that the execution and delivery of this Amendment and the performance of the obligations contemplated hereunder do not violate any law, rule or regulation or order, judgment or decree binding upon the representing Party and will not result in a breach of any term of the certificate of incorporation or by-laws of the representing Party or of any contract, agreement or other instrument to which it is a party.

b.	Governing Law. The Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to the choice of law provisions thereof.

c.	Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An executed counterpart of this Second Amendment delivered by electronic means (such as telephonic facsimile or electronic mail) shall have the same binding effect as if delivered as a paper copy bearing an original, hand-written signature.
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Amendment No. 2 to Distribution Agreement
DSP (Codman) - Synergetics

EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective representatives as on the day and year first above written.

DEPUY SYNTHES PRODUCTS, LLC

By:	/s/ Peter K. Stebbins
Name:	Peter K. Stebbins
Title:	VP Strategic Planning for DePuy Synthes
VP Business Development, Codman

SYNERGETICS USA, INC.

By:	/s/ David M. Hable
Name:	David M. Hable
Title:	President and Chief Executive Officer

Amendment No. 2 to Distribution Agreement
DSP (Codman) - Synergetics

EXECUTION VERSION

Exhibit A
to Amendment No. 2

SCHEDULE A - EXISTING PRODUCTS

[Redacted** (5 pages)]

** Information marked as "[redacted**]" has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

Exhibit A
to Amendment No. 2
to Distribution Agreement
DSP (Codman) - Synergetics